Exhibit 99.1

Questar Corporation
180 East 100 South
P.O. Box 45433
Salt Lake City, UT 84145-0433

July 1, 2010

(N)

NYSE:STR

10-12

Contacts
Investors:	Samuel D. Brothwell
Business:	(801) 324-5174
Media:	Chad Jones
Business:	(801) 324-5495

QUESTAR COMPLETES SPIN-OFF OF QEP RESOURCES

SALT LAKE CITY — Questar Corporation (NYSE:STR) announced today that it has completed the previously announced spin-off of QEP Resources, Inc. (NYSE: QEP) effective 11:59 p.m. Eastern time on June 30, 2010. One share of QEP common stock was distributed for every share of Questar common stock held as of the record date of June 18, 2010, including a pro-rata distribution of fractional shares.

Keith O. Rattie, who has served as Questar’s Chairman, President, and Chief Executive Officer for most of the past decade, will remain as chairman of both Questar and QEP Resources. Charles B. Stanley will serve as President and CEO of QEP. Ronald W. Jibson will serve as President and CEO of Questar.

“This is a momentous day for both Questar shareholders and our people,” Rattie noted. “From one great 81-year old company, we’re creating two top-tier companies, each led by proven management backed by the finest organizations of people you’ll find anywhere. I’m proud of what the people of Questar have accomplished over the past decade. The Questar and QEP boards and I expect great things from both companies over the next decade and beyond,” Rattie said.

The company previously disclosed that the Internal Revenue Service has issued a private letter ruling indicating that, subject to various customary representations and assumptions, the spin-off will qualify as a tax-free transaction for U.S. federal income tax purposes. Questar urges shareholders to consult their tax advisors regarding the U.S federal, state, local and foreign tax consequences of this transaction.

Questar shareholders are not required to take any action to receive shares of QEP common stock as a result of this transaction. Shareholders who held Questar common stock on the record date will either receive a book-entry account statement reflecting their ownership of QEP common stock, or their brokerage account will be credited with QEP shares.

Financial and Legal Advisors

Deutsche Bank Securities Inc. and Tudor, Pickering, Holt & Co. served as financial advisors for the transaction. Latham & Watkins LLP acted as legal advisor for the transaction. Skadden, Arps, Slate, Meagher, & Flom LLP served as legal advisor to the Board of Directors.

Additional Information:

Information regarding the distribution of QEP common stock, QEP’s business and management and Questar’s business and management can be found on both Questar’s website, www.questar.com, and QEP’s website, www.qepres.com.

About Questar Corporation:

Questar Corporation is a natural gas-focused energy company. Its subsidiaries include:

•	Wexpro Company, which develops and produces natural gas on behalf of Questar Gas Company’s utility customers;

•	Questar Pipeline Company, which operates interstate natural gas pipelines and storage facilities in the western United States;

•	Questar Gas Company, a regulated natural gas distribution utility serving over 900,000 homes and businesses in Utah, Wyoming, and Idaho.

About QEP Resources, Inc.:

QEP Resources is a domestic U.S. exploration and production company. QEP Resources subsidiaries include:

•	QEP Energy Company (formerly Questar Exploration and Production), a diversified natural gas and oil-exploration, development and production company;

•	QEP Field Services Company (formerly Questar Gas Management), a midstream field services company that gathers and processes natural gas in the Rocky Mountain region and northwest Louisiana;

•	QEP Marketing Company (formerly Questar Energy Trading), which markets natural gas and oil on behalf of QEP Energy Company and others and operates a natural gas storage facility in western Wyoming.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond the control of Questar or QEP Resources.

Questar and QEP Resources undertake no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

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